EX-28.o.1

DIMENSIONAL INVESTMENT GROUP INC.

POWER OF ATTORNEY

The undersigned officers and directors of DIMENSIONAL INVESTMENT GROUP INC. (the “Fund”) hereby appoint DAVID G. BOOTH, GREGORY K. HINKLE, CATHERINE L. NEWELL, VALERIE A. BROWN, JEFF J. JEON, GERARD K. O’REILLY, DAVID P. BUTLER, CAROLYN L. O and JOY L. LOPEZ (with full power to any one of them to act) as attorney-in-fact and agent, in all capacities, to execute and to file any of the documents referred to below, relating to (i) the Fund’s registration statement on Form N-1A under the Investment Company Act of 1940 (the “1940 Act”) and under the Securities Act of 1933 (the “1933 Act”), including any and all amendments thereto, covering the registration of the Fund as an investment company and the sale of shares by the Fund, and (ii) a registration statement on Form N-1A under the 1933 Act and/or the 1940 Act, including any and all amendments thereto, covering the registration of any registered investment company for which a series of the Fund serves as a master fund in a master fund-feeder fund structure, including, with reference to (i) and (ii), all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive order rulings. Each of the undersigned grants to each of said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he/she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

The undersigned officers and directors hereby execute this Power of Attorney as of the 15th day of December, 2017.

/s/ David P. Butler David P. Butler, Co-Chief Executive Officer	/s/ Gerald K. O’Reilly Gerard K. O’Reilly, Co-Chief Executive Officer and Chief Investment Officer

/s/ David G. Booth David G. Booth, Chairman and Director	/s/ Catherine L. Newell Catherine L. Newell, President and General Counsel

/s/ George M. Constantinides George M. Constantinides, Director	/s/ Gregory K. Hinkle Gregory K. Hinkle, Vice President, Chief Financial Officer, and Treasurer

/s/ Roger G. Ibbotson Roger G. Ibbotson, Director	/s/ Edward P. Lazear Edward P. Lazear, Director

/s/ Douglas W. Diamond Douglas W. Diamond, Director	/s/ Myron S. Scholes Myron S. Scholes, Director

/s/ Abbie J. Smith Abbie J. Smith, Director